UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

AEye, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On April 28, 2025, AEye, Inc. (the “Company”) issued a press release and sent a letter to stockholders of the Company, which are attached hereto as Exhibit 1. Additionally, on April 28, 2025, the employee communication attached hereto as Exhibit 2 was provided to employees of the Company.

 Exhibit 1

AEye Sends Letter to Stockholders Regarding the 2025 Annual Meeting

Reaffirms the Company’s Focus on Driving Long-Term Value Creation

Urges Stockholders to Vote Only with the WHITE Proxy Card “FOR” ALL Company
Proposals, Including AEye’s Highly Qualified Director Nominees, and “AGAINST” ALL
Shareholder Proposals

PLEASANTON, Calif. -- AEye, Inc. (Nasdaq: LIDR), a global leader in adaptive, high-performance lidar solutions, sent a letter to stockholders today highlighting key information to support informed voting at its upcoming annual meeting on May 15, 2025. Stockholders of record as of April 4, 2025 are entitled to vote at this year’s meeting.

AEye urges stockholders to protect their investment and the future of the Company by voting only on the WHITE proxy card “FOR” AEye’s nominees, Timothy Dunn and Sue Zeifman, and “AGAINST” the dissident nominees. AEye strongly opposes dissident nominees Ransom Wuller and Pamela Bauer, as their lack of qualifications, independence, and track record pose significant risk to the Company and its stockholders.

AEye’s current Board and management team bring critical, business-relevant expertise and are repositioning the Company to capture the significant opportunity in the lidar market. As we continue to execute our strategy and deliver advanced products like Apollo, we remain focused on creating value for our stockholders.

The Board and management team are more optimistic than ever about the Company’s long-term outlook and strategic direction. We must stay the course and re-elect the Company’s highly qualified nominees, Timothy Dunn and Sue Zeifman, to support our revitalized strategy and path to profitability at this pivotal time.

The Company’s proxy statement, which contains other important information related to voting at the Annual Meeting, as well as the accompanying WHITE proxy card and other relevant documents can be found at investors.aeye.ai/financial-information/sec-filings or at the SEC’s website at www.sec.gov.

The full text of the letter follows:

***

April 28, 2025

Dear Fellow Stockholders of AEye, Inc.:

Thank you for your continued investment and interest in AEye, Inc. (“AEye” or the “Company”).

Your vote at this year’s 2025 annual meeting of stockholders (the “Annual Meeting”), scheduled for May 15, 2025, is critically important.

To protect your investment, we strongly recommend that you vote the enclosed WHITE proxy card today “FOR” both of AEye’s qualified and experienced director nominees:
Timothy J. Dunn and Sue E. Zeifman.

This year will mark our fourth annual meeting of stockholders since becoming a public company, and we are excited by AEye’s strategic path and outlook to create and maximize long-term stockholder value.

Since 2023, our Board of Directors (“Board”) and new leadership team have executed on a clear strategy that generates fundamental growth for the business and best positions AEye for long-term success. As you may be aware from prior communications, we are in the middle of a pivotal process of revitalizing our business and refocusing our strategy to capture the significant opportunity in the lidar market. We are excited by our recent innovation in advanced, market-ready lidar solutions, like Apollo, and our renewed ability to execute on our aggressive growth goals.

Our Chairman and CEO, Matthew Fisch, inherited a company with great technological promise but facing several significant challenges, including undisciplined capital allocation and product development that left the company in peril. Mr. Fisch has remained focused on building a resilient business capable of withstanding economic headwinds while prioritizing innovation and customer growth. In the two years since he joined the Company, AEye has:

  Released Apollo, a game-changing lidar product that has leapfrogged the competition in terms of performance and size, which was developed and brought to market in record time while cutting overhead and simplifying the supply chain infrastructure.
  Reduced quarterly spend by 75% since 2023 – the first step of the management team’s aggressive capital discipline. We anticipate maintaining that 75% reduction in spend – the lowest cost structure since the Company went public.
  Proactively raised an additional $24 million over the past 14 months to extend our runway and fortify our business and its strategy against the near-term headwinds that our industry faces.
  Successfully retained critical talent despite disgruntled stockholders limiting the compensation incentive tools at our disposal.
  Positioned AEye to take advantage of the huge upcoming market opportunity in ADAS; actively working with industry leaders, like Nvidia, to take advantage of the market opportunities that they are creating in the autonomous driving space.
  Created a partnership with a top-tier manufacturing partner to ensure forthcoming productization is on-time and on-budget.
  Created the largest customer pipeline in the Company’s history through a relentless focus on customer needs, continuously engaging with customers and responsively iterating on products.

Despite our management team’s disciplined execution of our business strategy, we are facing a group of dissident investors (collectively, the “Dissident Group”) led by two disgruntled former employees, one of whom is a current director on our Board. They are seeking control of our Board by nominating two additional directors. Their goal is not to drive stockholder value – it’s about personal vendettas and is at the expense of ALL stockholders. One member of the Dissident Group said he would “burn the Company down.” We refuse to let that happen.

We urge you to vote with the Company using the enclosed WHITE universal proxy card. Supporting the Dissident Group by voting with the green universal proxy card poses a fundamental threat to your investment and the future of AEye.

Our Board and management team are the right individuals to drive the business forward. On the contrary, the Dissident Group does not have a plan for the future of AEye and has a track record of corporate mismanagement. They lack the independence and expertise necessary to lead AEye through its next phase of growth. Their significant sales of Company stock and proposals lay bare that their intentions are not aligned with our stockholders or the future of AEye.

AEye and its stockholders deserve stability, continuity, and focus – not disruption and upheaval. In this critical time, the Dissident Group has initiated a costly, self-serving, and harmful proxy contest that threatens the Company’s critical strategic momentum and its stockholders’ interests. The Dissident Group has made false and misleading claims in an attempt to advance their personal agenda. We are here to set the record straight for our stockholders.

We urge you to vote to protect your investment at our Annual Meeting. Do not let the Dissident Group’s self-interested campaign take AEye off course and unwind the significant progress our Board and management has made since 2023.

Key Points to Consider When Voting:

- ***We are at a pivotal moment in our growth trajectory*** as a result of disciplined management execution, beginning with the appointment of CEO Matthew Fisch in 2023.
- ***We have positioned ourselves for a promising future with the launch of our Apollo product***, and we are capitalizing on our competitive edge to meet the significant opportunities in the lidar market.
- Our current success is in spite of the Dissident Group's past mismanagement at AEye, preceding the appointment of our CEO, Mr. Fisch. In just two years since his appointment, our leadership team has righted the ship and addressed underlying business weaknesses inherited from the period of the Dissident Group's involvement in management. ***Their continued agitation only threatens to slow our progress against our strategic goals and reintroduces instability***.
- ***The Dissident Group is nothing more than disgruntled former employees motivated by self-interested vendettas.*** They do not have any proposal for the long-term growth of the Company, and their interests are not aligned with stockholder interests.
- Our highly qualified and proven Board nominees are integral to AEye's success, while ***the Dissident Group's candidates lack relevant expertise and perspective***.
- We urge you to vote with the Company – supporting the Dissident Group poses an existential threat to your investment and the future of AEye.

Since 2023, AEye’s Board and management have repositioned AEye to pursue the significant market opportunity in lidar. We remain focused on executing on our strategy and driving sustainable long-term value creation for our stockholders.

⁘ The members of the Dissident Group are responsible for many of the current challenges our Board and management are working tirelessly to resolve.

The Dissident Group is led by Mr. Dussan and Mr. Wuller, both of whom are former executives that are no longer with the Company. We believe that many of our Company’s underlying issues were introduced during their respective tenures. For example, during the over 10 years Mr. Dussan served as CEO, then later as CTO, he failed to bring a product to market. Additionally, in 2019, in his capacity as CFO of the then-AEye business (prior to the business combination to become the current public company), Mr. Wuller signed a nearly $20 million office lease agreement with a seven-year term. At the time, the then-AEye business had no line of sight to any revenue, yet Mr. Wuller concluded that entering into such a massive lease commitment was advisable and approved the transaction. In an attempt to fix the misguided decision made by Mr. Wuller, the Company is currently in litigation over the lease at significant expense to the Company.

Our Board and management represent the interests of ALL stockholders and are best- positioned to oversee the success and turnaround of AEye.

⁘ Our highly qualified nominees bring critical, business-relevant expertise that is vital to effectively overseeing AEye’s long-term strategy and path to profitability.

The current Board is comprised of proven leaders from industry giants such as Daimler, Apple, TPG, and ADAC Automotive. The Board took decisive action to remove the Company’s prior leadership (including a member of the Dissident Group) and installed seasoned professionals who have made significant strides on the road to boosting stockholder value and addressing underlying business issues created by the Dissident Group. Our current nominees, Mr. Dunn and Ms. Zeifman, have highly relevant skills in the technology space that bolster our current business strategy. They are invaluable assets to AEye at this critical moment. We strongly recommend their re-election for the benefit of the Company and its stockholders.

Timothy Dunn, our Lead Independent Director, has a proven track record of operational excellence from his more than 15 years at TPG as an operating partner focused in the technology space, as well as his roles as CFO of Hotwire and finance and strategic roles at Gap, Inc. and PepsiCo Inc. Mr. Dunn facilitates an open dialogue in our Boardroom, bringing his extensive experience as a public and private company director. If Mr. Dunn were to step down from our Board, AEye would lose a vital independent Board Leader and Audit Committee member and potentially be out of compliance with Nasdaq requirements, a priority for our Board’s commitment to stockholder value. As Chair of the Audit Committee, Mr. Dunn has played a critical role in the Company’s cost reduction efforts.

Sue Zeifman has over 30 years of experience in the marketing and communications industries, including nine years at Apple, Inc. where she was responsible for leading Apple’s global marketing team and marketing strategic direction. She has played a critical role in the marketing and branding of AEye. Ms. Zeifman’s expertise in technology marketing is particularly important as the Company enters a renewed phase of business development with the launch of Apollo. We greatly value her perspectives and relevant experience.

⁘ Our Board is committed to continued evaluation and ongoing refreshment to align director expertise with our evolving business.

We regularly evaluate the needs of our Board and are committed to proactively refreshing the Board to align skills and expertise with the evolving needs of our Company. As such, we have appointed half of our current directors since 2022 and continue to evaluate the needs of our Board to continue to deliver value to our stockholders. As part of our thoughtful, continuous Board evaluation and refreshment process, we maintain an active pipeline of director candidates.

⁘ We value the perspectives of ALL our stockholders, including the Dissident Group’s views.

It is important to remember that Mr. Dussan is a current Board member and, as such, the Dissident Group has Board representation. In addition to our engagement with the Dissident Group and their representation on the Board, we regularly engage with our stockholders to understand their perspectives and greatly value their input. We have acted, and continue to act, in the best long-term interests of ALL of our stockholders by delivering results and setting the Company on the right path for future growth and success.

The Dissident Group does not intend to drive the success of AEye for ALL stockholders. They aim to mislead stockholders for revenge and personal gain.

⁘ The Dissident Group has sold off a considerable portion of their position in the Company – they do not believe in the future of the Company and they are not aligned with your interests.

Other than Mr. Dussan, a member of the Dissident Group, no current member of our Board or senior management has ever made an open market sale of shares in the Company. However, as previously disclosed, over the past two years, Mr. Dussan has sold over half of his AEye stock, which had the effect of decreasing his position from 9.29% as of March 26, 2024 to only 1.56% as of April 4, 2025. The Dissident Group has demonstrated no belief in the future of the Company.

⁘ Our Board and management’s compensation programs and stock ownership reflect a belief in the future of AEye and alignment with our stockholders. While the Dissident Group has significantly divested their stake in the Company, our current management and Board have increased their ownership in AEye.

We tie compensation to value drivers as a core tenet of our compensation philosophy. For 2024, some members of our executive team elected to receive 75% of their short-term incentive compensation in stock rather than cash, to better align their interests with our stockholders. In the same time period as the Dissident Group’s sell-off, despite no long-term incentive equity grants since 2023, the number of shares owned by current CEO Mr. Fisch has increased by almost 700%.

⁘ The proposals submitted by the Dissident Group make it clear that their goals are not aligned with the Company’s success, just their own.

The Dissident Group has presented three advisory proposals to our stockholders, two of which involve handcuffing the Board’s ability to make decisions in the best interests of the Company and all stockholders. Although only advisory at this point, if adopted, our Board believes these proposals would have the practical effect of prohibiting the Company from raising further necessary capital to execute on its business plan and bring Apollo to market, ultimately risking bankruptcy and the loss of your investment in its entirety. The Dissident Group either does not care about, or has failed to think about, the broader corporate and stockholder risk of these actions.

⁘ The Dissident Group has no plan.

The Dissident Group has had ample opportunity to present a plan for AEye’s future and long-term stockholder value creation, both in their engagement with management and within their proxy filing, but they have presented no plan. The Board and management team have repeatedly given the Dissident Group an audience to discuss strategic suggestions, and the Dissident Group has failed to present any actionable plan each time.

⁘ The members of the Dissident Group do not understand our current business and market opportunity – they are blinded by their own personal agenda.

Two members of the Dissident Group are former employees of the Company and, as such, they believe in their own outdated and ill-informed perspectives on AEye rather than the current and meaningfully more qualified view of management and the Board. Mr. Wuller departed nearly five years ago, and Mr. Dussan was involuntarily terminated about 18 months ago. Even over the past 18 months, and certainly over the past five years, the Company and the lidar industry have changed substantially. The circumstances in which members of the Dissident Group left the Company posed significant long-term risk to stockholders and a member of the Dissident Group even touted the desire to make AEye a “meme stock” rather than execute on a stable long-term strategy with sound fundamentals.

⁘ The Dissident Group nominees are unqualified to oversee the future of AEye.

In contrast to the Company’s qualified and demonstrated high-value nominees in Mr. Dunn and Ms. Zeifman, the Dissident Group’s nominees do not bring skills, independence, or experience that ensure effective oversight of the future of AEye. Their nominees, Ms. Bauer and Mr. Wuller, are a retired real estate agent and a retired medical malpractice attorney, respectively, with no publicly available evidence of serving on any public company board and minimal knowledge of the industry in which the Company operates. They are also likely close friends as they list their respective addresses in the same small town in Illinois. Neither dissident nominee has nor claims any experience in developing, marketing, or selling a high-tech product.

The Dissident Group has completely failed to demonstrate how stockholders will benefit by depriving the Board of its highly qualified members with deep technology experience, and replacing each of them with individuals lacking technology expertise, public company board experience, or integrity. In fact, we learned that Ms. Bauer was a named defendant in a civil federal lawsuit filed in 2007 by the U.S. Department of Justice alleging discriminatory conduct and violations of the Fair Housing Act. The court found in favor of the government and thereafter the matter appears to have been resolved.

⁘ Our highly experienced management team is best positioned to execute and deliver value for our stockholders.

We have assembled a best-in-class management team and Board focused on delivering long-term value for our stockholders and executing on a clear plan and vision for AEye. Our CEO and Chairman, Mr. Fisch, whose deep technical and commercial experience sets him apart in the market, is the right leader to drive our strategy and business forward. As Mr. Dussan said himself when Mr. Fisch joined the Company and before Mr. Dussan was terminated, “the productization experience Mr. Fisch brings to AEye will be key in taking the Company to the next level.”

Based on his deep technical and product experience, Mr. Fisch is uniquely qualified to right the ship, continue to execute on our strategy, and deliver results. In addition to successfully bringing dozens of category-defining products to market in the semiconductor space during his time at Intel, Mr. Fisch’s diversified experience at HARMAN, Gentherm, Verifone, and North American Bankcard position him to guide AEye through this critical execution phase. Mr. Fisch’s technical and product perspective at Verifone ultimately proved critical to Verifone’s strategic sale for $4 billion, and in that role, Mr. Fisch was chosen to stay on to see through the transition and continue his focus on product excellence.

⁘ The Company remains committed to transparency; the Dissident Group has no desire to constructively engage with our Board and management.

Our Company’s CEO, Mr. Fisch, and General Counsel, Mr. Hughes, have taken time away from their significant responsibilities to the Company to meet with Mr. Wuller on multiple occasions and respond to his unprofessional and unproductive messages. Our Board and management have not ignored the Dissident Group or any other stockholder. Rather, we listened to what they had to say and sought opportunities to work constructively and transparently with individuals interested in the success of AEye. Mr. Wuller has shown a refusal to accept the Board’s informed and deliberated decision-making as such decision-making was not aligned with his outdated and ill-informed perspectives. The Board did not find his repeated efforts to message the Company to be substantive and such actions only resulted in distractions to our management and Board from critical business matters. Notwithstanding, we remain committed to welcoming feedback from all of our stockholders and believe that it is in our stockholders’ best interest to engage in productive conversations about the success of the Company.

⁘ The Board and management team are more optimistic than ever about the Company’s long-term outlook and strategic direction. Our customer funnel is stronger than ever, and we believe we now have the liquidity in place to bring our recently developed world-class product, Apollo, to high-volume production and take advantage of the emerging automative and non-automotive opportunities. Now is not the time to derail our strategy and momentum. Do not let the Dissident Group take us off course and undo the progress at this critical time in our Company’s strategic direction. We must stay the course and re-elect the Company’s highly qualified nominees, Timothy Dunn and Sue Zeifman. To ensure AEye stays on the right path and continues to deliver on our goals, we urge you to vote the Company’s WHITE universal proxy card enclosed “FOR” both of AEye’s director nominees, Timothy J. Dunn and Sue E. Zeifman, and “AGAINST” all the stockholder proposals submitted by the Dissident Group.

As always, the Board and executive team remain committed to listening to stockholders’ perspectives, maximizing value for all stockholders, and serving AEye’s customers and partners.

Thank you for your continued investment and support.

Sincerely,

Matthew Fisch (CEO and Chair)

Timothy Dunn (Lead Independent Director)

Prof. Dr. Bernd Gottschalk (Independent Director)

Jonathon Husby (Independent Director)

Sue Zeifman (Independent Director)

YOUR VOTE IS IMPORTANT!

Your vote is important, and we ask that you please vote “FOR” the election of our two Board nominees, Timothy J. Dunn and Sue E. Zeifman, “FOR” Proposals 2 and 3, and “AGAINST” all the stockholder proposals submitted by the Dissident Group using the WHITE universal proxy card.

You can vote your shares electronically via the Internet, by telephone, or by completing and returning the WHITE universal proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are printed on your WHITE universal proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

If you have any questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies:

Sodali & Co

430 Park Avenue, 14th Floor,

New York, NY 10022

Stockholders Call Toll Free: (800) 662-5200

E-mail: LIDR@investor.morrowsodali.com

Please do not use any green universal proxy cards from the Dissident Group. If you have already voted using the green universal proxy card, you have every right to change your vote by using the WHITE universal proxy card. Only the latest proxy you submit will be counted.

Participants

AEye, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by AEye. Information about AEye’s executive officers and directors is available in AEye’s definitive proxy statement for its 2025 Annual Meeting, which was filed with the U.S. Securities and Exchange Commission (“SEC”) on April 7, 2025. To the extent holdings by our directors and executive officers of AEye securities reported in the proxy statement for the 2025 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4, or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Certain Additional Information

Under the new rules adopted by the SEC, the WHITE universal proxy card also includes the names of the Dissident Group’s nominees. The Board does NOT endorse any of the nominees from the Dissident Group, and the presence of the Dissident Group’s nominees on the enclosed WHITE universal proxy card is NOT an approval of or comment on the fitness, character, suitability, or other qualifications of the Dissident Group’s nominees. The Board strongly urges you to NOT sign or return any NON-WHITE proxy card sent to you by, or on behalf of, the Dissident Group. If you have previously submitted a NON-WHITE proxy card sent to you by, or on behalf of, the Dissident Group, you can revoke that proxy and vote for your Board’s candidates and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE universal proxy card or voting by Internet by following the instructions specified on the WHITE universal proxy card. Only your latest dated proxy will count. OUR BOARD URGES YOU TO VOTE ONLY ON THE WHITE UNIVERSAL PROXY CARD FOR OUR BOARD’S PROPOSED CANDIDATES (TIMOTHY J. DUNN AND SUE E. ZEIFMAN) AND AGAINST BOTH STOCKHOLDER ADVISORY PROPOSALS, TO DISREGARD ANY MATERIALS SENT TO YOU BY, OR ON BEHALF OF, THE DISSIDENT GROUP, AND NOT TO SIGN, RETURN, OR VOTE ANY NON-WHITE PROXY CARD SENT TO YOU BY, OR ON BEHALF OF, THE DISSIDENT GROUP. Although we are required to include all nominees for election on our universal proxy card, for additional information regarding the Dissident Group’s nominees and any other related information, please refer to the Dissident Group’s proxy statement, which is accessible without cost at www.sec.gov. We are not responsible for the accuracy of any information provided by, or relating to, the Dissident Group or the nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Dissident Group or any other statements that the Dissident Group or its representatives have made or may otherwise make, including with respect to the advisory stockholder proposals submitted by the Dissident Group.

Additionally, the Dissident Group has stated that they intend to present an additional proposal, Proposal 6, at the Annual Meeting as a floor proposal. Proposal 6 was not properly or timely submitted under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It will be the Dissident Group’s responsibility to properly present Proposal 6 at the Annual Meeting and solicit votes. Since Proposal 6 was not submitted under Rule 14a-8 under the Exchange Act, it was not included nor described in the Company’s proxy statement or on WHITE universal proxy card. If Proposal 6 is presented at the Annual Meeting as a floor proposal, the proxy holders will have discretionary voting authority under Rule 14a-4(c) under the Exchange Act with respect to Proposal 6 and intend to exercise such discretion to vote “AGAINST” Proposal 6. If you wish to cast a vote “FOR” Proposal 6, you must use the green universal proxy card and follow the instructions provided therein.

About AEye, Inc.

AEye’s unique software-defined lidar solution enables advanced driver-assistance, vehicle autonomy, smart infrastructure, and logistics applications that save lives and propel the future of transportation and mobility. AEye’s 4Sight™ Intelligent Sensing Platform, with its adaptive sensor-based operating system, focuses on what matters most: delivering faster, more accurate, and reliable information. AEye’s 4Sight™ products, built on this platform, are ideal for dynamic applications which require precise measurement imaging to ensure safety and performance.

Additional Information

AEye has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE universal proxy card, with respect to its solicitation of proxies for the Annual Meeting. This communication is not a substitute for any proxy statement or other document that AEye may file with the SEC in connection with any solicitation by AEye.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY AEYE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and security holders may obtain copies of these documents and other documents filed with the SEC by AEye free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by AEye are also available free of charge by accessing AEye’s website at www.aeye.ai.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations; beliefs; plans; strategies; business or financial prospects or outlook; future shareholder value; expected growth and value creation; profitability; investments; cost reductions and efficiencies; content offerings; priorities or performance; and other statements that are not historical in nature. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC and our other filings with the SEC from time to time. Any forward-looking statements speak only as of the date of this communication and are based on information available to the Company as of the date of this communication, and the Company does not assume any obligation to, and does not intend to, publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

If you have questions or need help voting your shares, please call our proxy solicitation firm,

430 Park Avenue, 14th Floor

New York, NY 10022

Stockholders Call Toll Free: (800) 662-5200

E-mail: LIDR@investor.morrowsodali.com

Exhibit 2

April 28, 2025

Subject: Upcoming Annual Meeting of Stockholders

Team,

On May 15, we will host our fourth Annual Meeting of Stockholders. In prior years, this meeting has been relatively straightforward. This year, as you may be aware, we have a small group of “dissident” stockholders – including two AEye founders and former employees – who are seeking to derail the tremendous progress we have made as a company. While they have mostly used social media to share their thoughts over the past 18 months, they recently chose to file a “contested” proxy statement.

This contested proxy contains a list of complaints, most of which we believe are unfounded or inaccurate. It also presents stockholders with an opportunity to replace one or two of our current Board members – an action which the AEye Board and management team strongly oppose.

What does this mean for you?

Casting your vote is the most important way you can help the company.

We recommend you read our response that can be found on AEye’s Press Release Page. If you were a shareholder of record on April 4, 2025, you should have an email in your inbox with a link to the WHITE proxy card. The email can be found in the email account you use for communications with E*TRADE. If you cannot find this email, please reach out to Andrew.

The GREEN proxy card was distributed over this past weekend, that is the contested proxy card. We ask that you do not vote using the GREEN proxy card as it will nullify anything you voted on the WHITE universal proxy card. You can simply ignore the GREEN proxy card.

I also want to take this opportunity to assure each of you that we have engaged the right partners, and we are well situated to win this fight. Our Board is incredibly supportive and truly looking out for the best interests of the company and our team. And I thank each of you for your contributions and dedication.

One final request: due to the sensitivity of the situation, I ask that you continue to ensure AEye information is kept confidential and not shared outside of appropriate channels.

If you have any general questions about the proxies or the upcoming stockholder meeting, please feel free to reach out to Andrew, Erica, Conor, or myself.

Let’s Go!

Matt

Participants

AEye, its directors, and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by AEye. Information about AEye’s executive officers and directors is available in AEye’s definitive proxy statement for its 2025 Annual Meeting, which was filed with the U.S. Securities and Exchange Commission (“SEC”) on April 7, 2025. To the extent holdings by our directors and executive officers of AEye securities reported in the proxy statement for the 2025 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4, or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Certain Additional Information

Under the new rules adopted by the SEC, the WHITE universal proxy card also includes the names of the Dissident Group’s nominees. The Board does NOT endorse any of the nominees from the Dissident Group, and the presence of the Dissident Group’s nominees on the enclosed WHITE universal proxy card is NOT an approval of or comment on the fitness, character, suitability, or other qualifications of the Dissident Group’s nominees. The Board strongly urges you to NOT sign or return any NON-WHITE proxy card sent to you by, or on behalf of, the Dissident Group. If you have previously submitted a NON-WHITE proxy card sent to you by, or on behalf of, the Dissident Group, you can revoke that proxy and vote for your Board’s candidates and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE universal proxy card or voting by Internet by following the instructions specified on the WHITE universal proxy card. Only your latest dated proxy will count. OUR BOARD URGES YOU TO VOTE ONLY ON THE WHITE UNIVERSAL PROXY CARD FOR OUR BOARD’S PROPOSED CANDIDATES (TIMOTHY J. DUNN AND SUE E. ZEIFMAN) AND AGAINST BOTH STOCKHOLDER ADVISORY PROPOSALS, TO DISREGARD ANY MATERIALS SENT TO YOU BY, OR ON BEHALF OF, THE DISSIDENT GROUP, AND NOT TO SIGN, RETURN, OR VOTE ANY NON-WHITE PROXY CARD SENT TO YOU BY, OR ON BEHALF OF, THE DISSIDENT GROUP. Although we are required to include all nominees for election on our universal proxy card, for additional information regarding the Dissident Group’s nominees and any other related information, please refer to the Dissident Group’s proxy statement, which is accessible without cost at www.sec.gov. We are not responsible for the accuracy of any information provided by, or relating to, the Dissident Group or the nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Dissident Group or any other statements that the Dissident Group or its representatives have made or may otherwise make, including with respect to the advisory stockholder proposals submitted by the Dissident Group.

Additionally, the Dissident Group has stated that they intend to present an additional proposal, Proposal 6, at the Annual Meeting as a floor proposal. Proposal 6 was not properly or timely submitted under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It will be the Dissident Group’s responsibility to properly present Proposal 6 at the Annual Meeting and solicit votes. Since Proposal 6 was not submitted under Rule 14a-8 under the Exchange Act, it was not included nor described in the Company’s proxy statement or on WHITE universal proxy card. If Proposal 6 is presented at the Annual Meeting as a floor proposal, the proxy holders will have discretionary voting authority under Rule 14a-4(c) under the Exchange Act with respect to Proposal 6 and intend to exercise such discretion to vote “AGAINST” Proposal 6. If you wish to cast a vote “FOR” Proposal 6, you must use the green universal proxy card and follow the instructions provided therein.

Additional Information

AEye has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE universal proxy card, with respect to its solicitation of proxies for the Annual Meeting. This communication is not a substitute for any proxy statement or other document that AEye may file with the SEC in connection with any solicitation by AEye.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY AEYE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and security holders may obtain copies of these documents and other documents filed with the SEC by AEye free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by AEye are also available free of charge by accessing AEye’s website at www.aeye.ai.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations; beliefs; plans; strategies; business or financial prospects or outlook; future shareholder value; expected growth and value creation; profitability; investments; cost reductions and efficiencies; content offerings; priorities or performance; and other statements that are not historical in nature. These statements involve risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties, and other factors are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC and our other filings with the SEC from time to time. Any forward-looking statements speak only as of the date of this communication and are based on information available to the Company as of the date of this communication, and the Company does not assume any obligation to, and does not intend to, publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.